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                                                                Exhibit 23(a)(9)

                           BARR ROSENBERG SERIES TRUST

                               AMENDMENT NO. 8 TO
                       AGREEMENT AND DECLARATION OF TRUST

     The undersigned, being all of the trustees of Barr Rosenberg Series Trust, a Massachusetts business trust created and existing under an Agreement and Declaration of Trust dated April 1, 1988, as amended, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts (the "Trust"), having determined that it is consistent with the fair and equitable treatment of all Shareholders to change the names of four existing Series of the Trust (the AXA Rosenberg Value Market Neutral Fund, the AXA Rosenberg Select Sectors Market Neutral Fund, the AXA Rosenberg Multi-Strategy Market Neutral Fund and the AXA Rosenberg U.S. Market Neutral Fund) do hereby direct that this Amendment No. 8 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby consent to and adopt the following amendment to the Agreement and Declaration of Trust:

     1. The first sentence of Section 6 of Article III of the Second Amended and Restated Agreement and Declaration of Trust is amended and restated in its entirety to read as follows:

          "Without limiting the authority of the Trustees set forth in Section 5, INTER ALIA, to establish and designate any further Series or Classes of Shares or to modify the rights and preferences of any Series or Class, the "AXA Rosenberg U.S. Small Capitalization Fund" (formerly the U.S. Small Capitalization Series and, prior to that, the Small Capitalization Series), "AXA Rosenberg International Small Capitalization Fund" (formerly the International Small Capitalization Series), "AXA Rosenberg Value Long/Short Equity Fund" (formerly the AXA Rosenberg Value Market Neutral Fund and, prior to that, the Barr Rosenberg Market Neutral Fund), "AXA Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund" (formerly the AXA Rosenberg Select Sectors Market Neutral Fund and, prior to that, the Barr Rosenberg Select Sectors Market Neutral Fund), "AXA Rosenberg Enhanced 500 Fund," "AXA Rosenberg International Equity Fund," "AXA Rosenberg Global Long/Short Equity Fund" (formerly the AXA Rosenberg Multi-

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     Strategy Market Neutral Fund), "AXA Rosenberg U.S. Discovery Fund," "AXA
     Rosenberg European Fund," "AXA Rosenberg U.S. Large Capitalization Fund" and "AXA Rosenberg U.S. Long/Short Equity Fund" (formerly the AXA Rosenberg U.S. Market Neutral Fund) shall be, and are hereby, established and designated; and with respect to the AXA Rosenberg U.S. Small Capitalization Fund, the Institutional Shares Class, Adviser Shares Class and Investor Shares Class, which may be issued by such Series from time to time, shall be, and are hereby, established and designated, and with respect to the AXA Rosenberg International Small Capitalization Fund, AXA Rosenberg Value Long/Short Equity Fund, AXA Rosenberg U.S. Large/Mid Capitalization Long/Short Equity Fund, AXA Rosenberg Enhanced 500 Fund, AXA Rosenberg International Equity Fund, AXA Rosenberg Global Long/Short Equity Fund, AXA Rosenberg U.S. Discovery Fund, AXA Rosenberg European Fund, AXA Rosenberg U.S. Large Capitalization Fund and AXA Rosenberg U.S. Long/Short Equity Fund, the Institutional Shares Class, Investor Shares Class, Class A, Class B and Class C, which may be issued by each such Series from time to time, shall be, and are hereby, established and designated, all of which Classes shall have the respective rights and preferences as are set forth in the Plan attached as Exhibit 3.6 hereto as such Plan may be amended from time to time by the Board of Trustees."

     The foregoing amendment shall become effective upon execution by the undersigned trustees. This amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

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     IN WITNESS WHEREOF, each of the undersigned Trustees as aforesaid do hereto set their hands this 21st day of August, 2002.


                                        NILS HAKANSSON

                                        --------------------------------

                                        Nils Hakansson


                                        KENNETH REID

                                        --------------------------------

                                        Kenneth Reid


                                        WILLIAM F. SHARPE

                                        --------------------------------

                                        William F. Sharpe


                                        DWIGHT M. JAFFEE

                                        --------------------------------

                                        Dwight M. Jaffee

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